Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned, being a director or officer, or both, of Haemonetics Corporation (the “Company”), constitutes and appoints Christopher A. Simon, President and Chief Executive Officer, James C. D’Arecca, Executive Vice President, Chief Financial Officer, and Michelle L. Basil, Executive Vice President, General Counsel, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, to register the offer and sale of shares of the Company’s common stock, $0.01 par value per share, to be issued pursuant to the Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, , granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 24th day of July 2026.

/s/ Christopher A. Simon	/s/ James C. D’Arecca
Christopher A. Simon Director, President and Chief Executive Officer	James C. D’Arecca Executive Vice President, Chief Financial Officer
/s/ Maryanne E. Farris	/s/ Ellen M. Zane
Maryanne E. Farris Vice President, Chief Accounting Officer	Ellen M. Zane Board Chair
/s/ Robert E. Abernathy	/s/ Diane M. Bryant
Robert E. Abernathy Director	Diane M. Bryant Director
/s/ Michael J. Coyle	/s/ Lloyd E. Johnson
Michael J. Coyle Director	Lloyd E. Johnson Director
/s/ Mark W. Kroll	/s/ Claire Pomeroy
Mark W. Kroll Director	Claire Pomeroy Director